Exhibit 31.2

CERTIFICATIONS

I, Peter Hovenier, certify that:

1.         I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Boingo Wireless, Inc.; and

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	July 20, 2018